Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

On February 14, 2020, Atlas Technical Consultants, Inc. (formerly known as Boxwood Merger Corp., (“Boxwood”), a Delaware corporation (the “Company”) completed the previously announced “Business Combination” whereby the Company acquired Atlas Intermediate Holdings LLC (“Atlas Intermediate”) and completed the other transactions contemplated by the Unit Purchase Agreement, dated as of August 12, 2019, as amended on January 22, 2020, by and among the Company and the other parties thereto.

The following unaudited pro forma condensed combined financial information presents our unaudited pro forma condensed combined financial statements for the year ended December 31, 2019 based upon the combined historical financial statements of Boxwood and Atlas Intermediate after giving effect to the Business Combination and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 give pro forma effect to the Business Combination, equity financing, and debt financing as if they had been completed on January 1, 2019. The following unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the Business Combination, equity financing, and debt financing occurred on December 31, 2019.

This information has been developed from and should be read together with Boxwood’s and Atlas Intermediate and ATC Group Partners LLC’s audited and unaudited financial statements and related notes included herein.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Business Combination had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings resulting from favorable vendor pricing had the Business Combination been completed prior to the periods indicated above, or any integration costs and benefits from restructuring plans.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF December 31, 2019
(in thousands)

	As of December 31, 2019					As of December 31, 2019
	Boxwood (Historical) (US GAAP)	Atlas Intermediate (Historical) (US GAAP)
			Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$96	$20,185	$20,281	$(409,490)	(A)	$10,500
				(5,987)	(B)
				(6,000)	(C)
				204,598	(D)
				(194,150)	(E)
				269,114	(F)
				(19,936)	(G)
				152,070	(H)
Accounts receivable, net	—	90,775	90,775	—		90,775
Unbilled receivables, net	—	40,513	40,513	—		40,513
Prepaid expenses	319	5,266	5,585	—		5,585
Other current assets	—	812	812	—		812
Total current assets	415	157,551	157,966	(9,781)		148,185
Property and equipment, net	—	14,824	14,824	—		14,824
Intangible assets, net	—	92,389	92,389	—		92,389
Goodwill	—	85,125	85,125	—		85,125
Marketable securities, held in trust account	204,323	—	204,323	(204,323)	(D)	—
Other long-term assets	—	2,884	2,884	—		2,884
Total assets	$204,738	$352,773	$557,511	$(214,104)		$343,407

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$2,859	$30,754	$33,613	$(3,704)	(A)	$27,175
				(2,734)	(G)
Accrued liabilities	613	10,085	10,698	—		10,698
Current maturities of long-term debt	—	10,875	10,875	(10,875)	(A)	2,810
				2,810	(F)
Other current liabilities	—	13,712	13,712	—		13,712
Total current liabilities	3,472	65,426	68,898	(14,503)		54,395

Long-term debt	—	158,557	158,557	(160,987)	(A)	266,304
				266,304	(F)
				2,430	(N)
Deferred underwriting fees	7,000	—	7,000	(7,000)	(C)	—
Other long-term liabilities	—	1,347	1,347	(1,060)	(A)	287
Total liabilities	10,472	225,330	235,802	85,184		320,986

Commitments
Common stock subject to redemption	189,266	—	189,266	(189,266)	(I)	—
GSO preferred shares	—	—	—	141,840	(H)	141,840

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF December 31, 2019 (Continued)
(in thousands)

	As of December 31, 2019					As of December 31, 2019
	Boxwood (Historical) (US GAAP)	Atlas Intermediate (Historical) (US GAAP)
			Combined	Pro Forma Adjustments		Pro Forma Combined
Stockholders’ Equity
Members’ capital	—	127,443	127,443	(127,443)	(K)	—
Class A common stock	—	—	—	(2)	(E)	1
				—	(H)
				2	(I)
				1	(J)
Class B common stock	—	—	—	22	(A)	22
Class F common stock	1	—	1	(1)	(J)	—
Additional paid in capital	5,059	—	5,059	(225,929)	(A)	125
				(5,987)	(B)
				1,000	(C)
				(194,148)	(E)
				(330)	(G)
				10,230	(H)
				189,264	(I)
				127,443	(K)
				(60)	(L)
				96,013	(M)
				(2,430)	(N)
Retained earnings	(60)	—	(60)	(6,957)	(A)	(23,554)
				275	(D)
				(16,872)	(G)
				60	(L)
Total shareholders’ equity – Atlas Technical Consultants, Inc.	194,266	127,443	321,709	(203,275)		118,434
Non-controlling interest	—	—	—	(96,013)	(M)	(96,013)
Total stockholders’ equity	194,266	127,443	321,709	(299,281)		22,421
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$204,738	$352,773	$557,511	$(214,104)		$343,407

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)

	For the year ended December 31, 2019					For the year ended December 31, 2019
	Boxwood (Historical) (US GAAP)	Atlas Intermediate (Historical) (US GAAP)
			Combined	Pro Forma Adjustments		Pro Forma Combined
Revenues	$—	$471,047	$471,047	$—		$471,047
Cost of revenues	—	(259,741)	(259,741)	—		(259,741)
Gross profit	—	211,306	211,306	—		211,306
Operating expense	(3,713)	(192,075)	(195,788)	12,927	AA	(182,861)
Operating income (loss)	(3,713)	19,231	15,518	12,927		28,445
Interest expense	—	(9,862)	(9,862)	9,473	BB	(19,477)
				(19,088)	BB
Interest income	4,054		4,054	(4,054)	CC	—
Other income, net	—	149	149	—		149
Income before provision for income taxes	341	9,518	9,859	(742)		9,117
Provision for income taxes	(689)	(1,342)	(2,031)	(2,370)	DD	(4,401)
Net income from continuing operations	(348)	8,176	7,828	(3,112)		4,716
Net loss from continuing operations/attributable to non-controlling interest	—	—	—	7,077	EE	7,077
Preferred unit distributions – cash				(7,250)	FF	(7,250)
Preferred unit distributions – PIK				(10,513)	FF	(10,513)
Preferred unit issuance costs				(156)	FF	(156)
Net (loss) from Continuing Operations Attributable to Class A Shareholders	$(348)	$8,176	$7,828	$(13,954)		$(6,126)

Net loss per share – basic and diluted
Net loss/Net loss from continuing operations per share class A	$(0.52)					$(1.05)
Weighted average shares outstanding – class A	6,348,851					5,827,342

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Boxwood was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Atlas Intermediate issuing stock for the net assets of Boxwood, accompanied by a recapitalization. The net assets of Boxwood were stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the Business Combination, equity financing, and debt financing occurred on December 31, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 give pro forma effect to the Business Combination, equity financing and debt financing as if they had been completed on January 1, 2019. These periods are presented on the basis of Atlas Intermediate being the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•        the audited condensed balance sheet of Boxwood as of December 31, 2019, and the related notes, included herein; and

•        the audited condensed consolidated and combined balance sheet of Atlas Intermediate Holdings LLC and ATC Group Partners LLC as of December 31, 2019 and the related notes, included herein.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•        the audited condensed statement of operations of Boxwood for the year ended December 31, 2019 and the related notes, included herein; and

•        the audited condensed consolidated and combined statement of operations of Atlas Intermediate Holdings LLC and ATC Group Partners LLC for the year ended December 31, 2019 and the related notes, included herein.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination or any integration costs or restructuring plans.

The pro forma adjustments reflecting the consummation of the Business Combination, equity financing, and debt financing are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Boxwood and Atlas Intermediate included herein.

2. Accounting Policies

Management is in the process of performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the post-combination company. Boxwood and Atlas Intermediate have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Boxwood’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 are as follows:

(A)    Reflects consideration of $409.5 million of cash and 22.6 million shares of Class B common stock, valued at $10.00 per share. Of the total consideration amount, $171.9 million was utilized to extinguish the short-term and long-term debt of Atlas Intermediate, $10.7 million was used to repay unpaid pre-combination transaction costs incurred by Atlas Intermediate and $2.2 million was used to settle the amounts owed to certain Atlas executives for a change of control provision within their Class A Unit Award Agreements. Additionally, $1.1 million in contingent consideration relating to the SCST acquisition was converted to Class A equity shares.

(B)   Represents payment of $6.0 million of Atlas Intermediate historical costs not included in consideration so that Atlas Intermediate’s historical cash is zero at the consummation of the Business Combination.

(C)   Reflects settlement of deferred underwriter fees incurred during Boxwood’s initial public offering that came due upon completion of the Business Combination. Of the $7.0 million owed, Boxwood and the underwriter agreed to reduce the amount by $1.0 million to $6.0 million at the consummation of the Business Combination.

(D)    Reflects a true up of $0.3 million in cash and marketable securities held in the trust account to the amount available at the consummation of the Business Combination and then the reclassification of the total $204.6 million of cash and marketable securities held in the trust account that was available to fund the Business Combination.

(E)    Reflects the redemption of 18,978,635 Boxwood public shares for approximately $194.1 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.23 per share.

(F)    Reflects cash proceeds of $281.0 million net of $11.9 million of deferred financing costs from the issuance of new debt financing to fund the consideration as part of the Business Combination.

(G)    Reflects the payment of transaction related costs incurred by Boxwood which were partially share settled.

(H)   Reflects the issuance of $141.9 million of preferred shares and $10.2 million of Class A common to GSO under the Equity Financing Commitment Letter. The issuance of the preferred shares is reflected as redeemable non-controlling interests.

(I)    Reflects reclassification of $189.3 million of common stock subject to possible redemption to permanent equity.

(J)   Reflects the conversion of Class F common stock to Class A common stock. At the consummation of the Business Combination, all shares of Class F common stock converted into shares of Class A common stock.

(K)   Represents the recapitalization of common stock of Atlas Intermediate.

(L)    Reflects the reclassification of Boxwood’s historical retained earnings for the recapitalization.

(M)   Reflects the 80% of interests related to the Class B stockholders.

(N)   Reflects the write-off of deferred financing fees and payment of accrued interest relating to the existing Atlas Intermediate debt.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

(AA) Reflects elimination of transaction related costs incurred and recorded by Atlas Intermediate and Boxwood.

(BB) Reflects the elimination of interest expense on the historical debt that is settled, and additional interest expense as a result of the debt financing, which was calculated based on the following:

(in thousands)	First Lien Term Facility	First Lien Revolving Facility
Amount utilized	$281,000	$—
Stated Rate(1)	6.29%	6.29%
Term	7 Years	5 Years
Effective Rate	6.79%	6.79%

(1)      The First Lien Term Facility and First Lien Revolving Facility accrue interest at a rate of LIBOR plus 4.75%. The stated interest rate noted above is based on 1-month LIBOR rates as of 12/31/2019 (1.54%). For the years ended December 31, 2019 and 2018, an increase or decrease in the LIBOR rates of 0.125% would result in a change in interest expense of approximately $350,000.

(2)      The Debt Commitment Letter dated August 12, 2019 included a Second Lien Term Facility in the amount of $70,000,000. In the First Amendment to the Commitment Letter, the Second Lien Term Facility was terminated. However, the Second Lien Underwriting Fee of 1.5% is still due and payable for the unfunded portion of $70,000,000.

(CC) Elimination of interest income on the trust account.

(DD) Reflects adjustments to income tax expense as a result of the tax impact on the pro forma adjustments to income attributable to Class A stockholders at the estimated statutory tax rate of 26%. Income attributable to non-controlling interests is not subject to taxes.

(EE) Reflects the 80% of interests related to the Class B stockholders.

(FF)  Reflects dividends payable to GSO in cash and PIK as well as the accretion of the 2.2% issuance discount on the preferred shares under the effective interest method, as outlined in the Equity Financing Commitment Letter, for the preferred shares reflected as redeemable non-controlling interests in the pro forma balance sheet.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The denominator for loss per share excludes the Class B common stock to be issued to Atlas Intermediate as part of consideration as the Class B common stock entitles its holder to one vote per share but no right to dividends, distributions, or other economic rights. Dividends and the accretion of the issuance discount for the preferred shares issued to GSO under the Equity Financing affect the numerator for the EPS calculation as shown in the pro forma income statement herein.

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2019:

Boxwood

Earnings Per Share

12/31/2019

(dollars in thousands, except per share amounts)

Year Ended December 31, 2019
Pro forma net loss from continuing operations attributable to class A shareholders	$(6,126)
Basic weighted average shares outstanding Class A	5,827,342
Net loss from continuing operations per share Class A – Basic and Diluted(1)(2)	$(1.05)

(1)      For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in Boxwood’s initial public offering and concurrent private placement to purchase 23,750,000 shares of Class A common stock are exchanged to Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted earnings per share.

(2)      Class B common stock of the Company is newly-created, voting, and non-economic. Each share of Class B common stock entitles its holder to one vote per share but no right to dividends or distributions. Therefore, net loss per continuing operations per share is only calculated for Class A common stock.